Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100891 on Form S-8, Registration Statement Nos. 333-114022 and 333-146360 on Form S-3 of our report dated March 15, 2006 relating to the consolidated financial statements and financial statement schedules of Wynn Resorts, Limited appearing in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/    Deloitte & Touche LLP

Las Vegas, Nevada

February 22, 2008